Exhibit 99.2

Unaudited Consolidated Financial Statements

Aluma Enterprises Inc.
December 31, 2004

Aluma Enterprises Inc.
Incorporated under the laws of Ontario

CONSOLIDATED BALANCE SHEET
(Unaudited)
[thousands of dollars]

As at December 31

	2004	2003

ASSETS [note 4]
Current
Cash	$4,696	$2,920
Trade and other accounts receivable	39,835	35,926
Inventory	2,496	1,983
Prepaid expenses and deposits	3,096	999
Total current assets	50,123	41,828
Rental equipment, net [note 2]	140,001	123,009
Property and equipment, net [note 3]	5,965	5,947
Other assets [note 6]	7,889	5,909
	203,978	176,693

LIABILITIES AND SHAREHOLDER'S EQUITY
Current
Bank indebtedness [note 5]	7,947	2,722
Trade accounts payable and accrued liabilities [notes 8 and 15[b]]	35,905	22,085
Business restructuring provisions [note 7]	525	629
Due to related parties [notes 9 and 15[b]]	452	3,316
Current portion of long-term debt [note 4]	13,613	11,285
Total current liabilities	58,442	40,037
Long-term debt [note 4]	68,104	27,852
Notes payable to parent company [note 9]	—	42,200
Other liabilities [notes 8 and 15[b]]	8,713	3,430
Future income tax liabilities [note 10]	247	500
Total liabilities	135,506	114,019

Shareholder's equity [note 11]	68,472	62,674
	203,978	176,693
Commitments and contingencies [note 15]

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENT OF DEFICIT
(Unaudited)
[thousands of dollars]

Year ended December 31

	2004	2003

Deficit, beginning of period	$(23,450)	$(24,234)
Net income for the period	5,798	784
Deficit, end of period	(17,652)	(23,450)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
[thousands of dollars]

Year ended December 31

	2004	2003

Revenues [note 2[d]]	$275,950	$239,436
Cost of sales	142,401	127,965
Gross profit	133,549	111,471

Expenses
Yard, selling and administrative expense	97,764	84,063
Income before undernoted items	35,785	27,408
Depreciation and amortization	18,441	17,284
Interest expense, net [note 4[g]]	8,688	8,065
Business restructuring and other expenses [note 7]	711	4,027
Loss on parent debt obligation [note 15[b]]	6,131	—
Foreign exchange gain	(4,071)	(3,036)
Income before income taxes	5,885	1,068
Provision for current income taxes	87	284
Net income for the period	5,798	784

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
[thousands of dollars]

Year ended December 31

	2004	2003

OPERATING ACTIVITIES
Net income for the period	$5,798	$784
Adjustments for non-cash items [note 12[a]]	17,867	13,286
Net change in non-cash working capital balances [note 12[b]]	3,155	2,918
Cash provided by operating activities	26,820	16,988

INVESTING ACTIVITIES
Purchase of rental equipment	(41,130)	(14,014)
Proceeds from disposal of rental equipment	16,696	13,422
Proceeds from disposal of assets held for sale	—	3,390
Purchase of property and equipment	(908)	(486)
Proceeds from disposal of property and equipment	—	64
Decrease (increase) in other assets	1,752	(4,133)
Cash used in investing activities	(23,590)	(1,757)

FINANCING ACTIVITIES
Decrease in restricted cash	—	900
Increase (decrease) in bank indebtedness	5,225	(19,378)
Increase in other assets due to financing fees [note 6[b]]	(4,668)	—
Net proceeds from refinancing of capital lease	—	2,469
Increase (decrease) in other liabilities	434	(650)
Issuance of term loans	65,000	—
Issuance of term debt	12,022	4,485
Increase (decrease) in long-term debt	(13,000)	13,000
Repayments of notes payable to parent company	(43,296)	(4,073)
Repayments of term and restructured debt	(23,171)	(12,037)
Cash used in financing activities	(1,454)	(15,284)

Net increase (decrease) in cash during the period	1,776	(53)
Cash, beginning of period	2,920	2,973
Cash, end of period	4,696	2,920

Supplementary cash flow information [note 12]

See accompanying notes

Aluma Enterprises Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
[tabular amounts are in thousands of dollars]

December 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements present the consolidated results of Aluma Enterprises Inc. [the "Company"] and have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business.

The significant accounting policies followed in the preparation of these consolidated financial statements are summarized below:

Principles of consolidation

The financial statements present on a consolidated basis the results of the Company and all of its subsidiaries, including its principal operating subsidiaries - Aluma Systems Canada Inc. ["Aluma Canada"], Aluma Systems USA Inc., Aluma Systems International Inc. and Aluma Systems Ontario Ltd.

Inventory

Inventory is comprised of forming and shoring systems and scaffolding equipment used to fill sales orders, and is recorded at the lower of cost and net realizable value.

Rental equipment

Rental equipment is comprised of forming, shoring and scaffolding systems and is recorded at cost less accumulated depreciation. An impairment loss is recorded when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The impairment recognized is measured as the amount by which the carrying value exceeds its fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range between 5 and 15 years. The Company provides for lost and damaged equipment as a charge to yard, selling and administrative expense in the consolidated statements of operations. Proceeds from rental equipment periodically sold and proceeds from amounts recovered from customers for lost and damaged equipment are included in sales revenue in the consolidated statements of operations.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. An impairment loss is recorded when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The impairment recognized is measured as the amount by which the carrying value exceeds its fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally at periods of 10-20 years for buildings, 3-10 years for computer, operating and office equipment, and the lesser of the term of the lease plus one renewal period or 5 years for leasehold improvements.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company generally records three types of revenue: rental, services and sales. For rental equipment leased to a customer under an operating lease, revenue recognition commences when the rental equipment has been shipped, installed and is ready for use. Revenue from operating leases is recognized on a monthly basis over the term of the lease. Revenue from services is recognized based on the services provided. Revenue from equipment sales is recognized upon shipment and transfer of title. For contracts with multiple deliverables, the Company allocates revenue to each element of the contract based on objective evidence of the fair value of the element.

Leases

Where the Company is the lessee, leases are classified as capital or operating depending upon the conditions of the contract. A lease that transfers to the Company substantially all of the benefits and risks of ownership of the asset is accounted for as an acquisition of an asset and the assumption of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to income as incurred.

Where the Company is the lessor, leases are classified as a sale or rental depending upon the conditions of the contract. A lease that transfers to its customer substantially all of the benefits and risks of ownership of the asset is accounted for as a sale, thus giving rise to a profit or loss. All other leases are accounted for as rental leases wherein rental receipts are reflected in income as incurred.

Financing costs

The costs of obtaining bank and other debt financing are included in other assets on the consolidated balance sheet. Amortization is included in depreciation and amortization expense on a straight-line basis over the effective life of the debt to which it relates.

Foreign currency translation

The Company's foreign operations are integrated into the business, and therefore foreign currency amounts and balances are measured using the temporal method of accounting. Using this method, the operations are converted as follows:

•	Monetary assets and liabilities at rates of exchange in effect at the consolidated balance sheet date.
•	Non-monetary assets and liabilities at rates of exchange prevailing at the historic transaction dates.
•	Revenues and expenses at average rates of exchange prevailing during the year.
•	Gains or losses arising on the translation of long-term debt are included in income during the year.

Income taxes

The Company has adopted the liability method of tax allocation for accounting for income taxes. Under the liability method of income tax allocation, future tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restructuring charges

The Company records restructuring charges or recognizes a liability related to an exit or disposal activity when the costs are incurred and can be measured at fair value.

Long term incentive plan

The Company uses a formula based on a defined income amount and a defined long-term debt amount to calculate the year over year change in the value of each phantom unit in the long term incentive plan. The amount of the change in value is charged to income over the remaining vesting period of each unit on a straight-line basis.

Comparative figures

Certain of the prior year's figures have been reclassified to conform to the basis of presentation for 2004.

2.  RENTAL EQUIPMENT

[a]	2004
		Accumulated
		depreciation
		and	Net book
	Cost	amortization	value

Rental equipment	$220,911	$87,547	$133,364
Rental equipment under capital lease	6,844	207	6,637
	227,755	87,754	140,001

	2003
		Accumulated
		depreciation
		and	Net book
	Cost	amortization	value

Rental equipment	$203,129	$82,186	$120,943
Rental equipment under capital lease	2,112	46	2,066
	205,241	82,232	123,009

[b]
During 2004, the Company sold and leased back rental equipment for total proceeds of $2,000,000, resulting in a gain of $769,000. The gain on the sale has been deferred and is being amortized to depreciation expense over the life of the rental equipment, which is 15 years.

During 2003, the Company sold and leased back rental equipment for total proceeds of $2,000,000, resulting in a gain of $130,000. The gain on the sale has been deferred and is being amortized to depreciation expense over the life of the rental equipment, which is 15 years.

[c]	During 2004, the amortization expense for capital leases was $161,000 [2003 - $30,000].

[d]	Revenues in 2004 consist of rental revenue of $111,913,000 [2003 - $89,367,000] and services and other revenue of $164,037,000 [2003 - $150,069,000].

3. PROPERTY AND EQUIPMENT

	2004
		Accumulated
		depreciation	Net
		and	book
	Cost	amortization	value

Land	$2,204	$—	$2,204
Buildings	2,101	1,013	1,088
Buildings under capital lease	112	41	71
Leasehold improvements	2,014	933	1,081
Computer, operating and office equipment	15,571	14,050	1,521
	22,002	16,037	5,965

	2003
		Accumulated
		depreciation	Net
		and	book
	Cost	amortization	value

Land	$2,204	$—	$2,204
Buildings	2,101	911	1,190
Buildings under capital lease	112	26	86
Leasehold improvements	2,118	791	1,327
Computer, operating and office equipment	15,236	14,096	1,140
	21,771	15,824	5,947
4.  LONG-TERM DEBT

	2004	2003

Term loans [a]	$59,541	$—
Real estate debt [b]	13,394	14,230
Vendor financing [c]	4,740	—
Capital lease obligations [d]	4,042	1,939
Restructured debt [e]	—	9,728
Long-term debt [e]	—	13,000
Term debt [e]	—	240
Total - term and restructured debt	81,717	39,137
Less current portion	13,613	11,285
	68,104	27,852

[a]	Term loans

Balance consists of:

	2004	2003

Term Loan A	$27,500	$—
Term Loan B [U.S.$26,621]	32,041	—
	59,541	—

On April 8, 2004, the Company entered into a loan agreement with Wells Fargo Foothill, Inc. ["WFF"] for credit facilities to a maximum amount of $95,000,000 maturing April 8, 2009. On December 30, 2004 WFF increased the Company's credit facility to include a Revolver C Loan for U.S.$7,500,000.

The credit facilities included in the agreement are as follows:

•	A $30,000,000 term loan [Term Loan A] repayable in monthly principal payments of $500,000 plus interest continuing until maturity. Any remaining principal balance is due on the maturity date.
•	A $35,000,000 [U.S.$26,621,000] term loan [Term Loan B]. The principal balance is due on the maturity date.
•	A U.S.$7,500,000 operating facility [Revolver C Loan]. The principal balance is due on the maturity date.
•
An operating facility consisting of a revolving loan [included in bank indebtedness] and letters of credit, to a maximum of $30,000,000 limited by margin calculations on accounts receivable and inventory.

Various interest options are available to the Company for the above credit facilities ranging from U.S. prime plus 1.00% to U.S. LIBOR plus 9.00%. Interest is payable on a monthly basis for prime debt with LIBOR contracts payable every 90 days. There is a minimum interest rate on Term Loan B of 10.25% from April 8, 2004 to June 30, 2004, 9.25% from July 1, 2004 to September 30, 2004 and 8.25% thereafter. Interest is payable on a monthly basis on the Revolver C Loan at a rate of LIBOR plus 8.00%.

Under the terms of various general security agreements the Company has pledged all of its assets to WFF with the exception of any real estate assets and specifically pledged equipment as collateral.

The Credit Facility contains financial and operating covenants, including among other things, that the Company maintain certain financial ratios, and imposes limitations on the Company's ability to make capital expenditures and to incur indebtedness. At December 31, 2004, the Company was in compliance with its covenants.

[b]	Real estate debt

Real estate debt consists of the following:

	2004	2003

Bank loan payable [U.S.$3,168] [i]	$3,813	$4,485
Post assignment residual loan [U.S.$5,827] [ii]	7,013	7,004
Mortgage payable [iii]	2,568	2,741
	13,394	14,230

[i]
In December 2003, the Company initiated a plan to obtain four properties that secure the majority of an obligation in default from an Affiliate. As part of this plan, the Company borrowed $4,485,000 [U.S.$3,470,000] from a third party and used these funds to purchase certain mortgage receivables [note 6[a]] and related securities. The loan bears a fixed rate of interest at 7.50% and matures in April 2009. The initial payment was U.S.$27,300 in January 2004 followed by monthly blended principal and interest payments of U.S.$47,500 until maturity, in April 2009.

[ii]
The Company co-guarantees outstanding debt with Nualt Enterprises Inc. ["Nualt"], the Company's sole shareholder, and TDZ Holdings Inc., an affiliated company. The Company carries the debt which has interest terms of 7.5%, with no fixed repayment terms and matures in April 2009. Accrued interest was capitalized as debt. In 2004 this amounted to $490,600 [U.S.$407,600] [2003 - nil].

[iii]
The Company has a 7.5% mortgage payable, against which two real estate properties are pledged as collateral. There are monthly blended principal and interest payments of $28,600 until maturity, in April 2009.

[c] Vendor financing

During the year, the Company borrowed from its suppliers to finance rental fleet purchases. Fixed interest rates charged on these notes range from 4.5% to 8.0% and the notes mature between 2005 and 2007. Collateral is a specific charge over rental equipment amounting to $7,481,000. A portion of the notes were financed in $U.S. amounting to $726,200 [U.S.$603,400]

[d] Capital lease obligations

Obligations under capital leases bear interest at fixed rates from 8% to 13% and mature between 2005 and 2007. Repayments are $3,066,500 in 2005, $864,400 in 2006, and $477,800 in 2007. Interest included in these repayments amounts to $366,900.

[e] Restructured and other debt

On November 28, 2001, the Company signed the 2001 Amended and Restated Aluma Debt Restructuring Agreement [the "2001 DRA"] covering the majority of its debt. The 2001 DRA consolidated and modified previous restructuring agreements, the last of which was signed April 27, 1999.

As part of the 2001 DRA, the Company transferred debt and issued promissory notes [the "Promissory Notes"] to Nualt [note 9[a]]. The Company also acquired a non-interest bearing payable to Nualt with no set terms of repayment [note 9[b]].

The proceeds of the debt financing from WFF were used to discharge the restructured debt, the Promissory Notes due to Nualt [note 9[a]], to pay down the outstanding credit facility [note 5] and to pay any legal and financing fees.

[f] Term debt repayments in each of the next five years and thereafter are as follows:

2005	$13,613
2006	7,825
2007	7,225
2008	6,724
2009	46,330
Thereafter	—
81,717

[g]	Interest expense

Interest expense includes interest on long-term debt and obligations under capital lease of $5,631,000 [2003 - $1,340,000] and interest on Promissory Notes [note 9[c]] of $1,096,000 [2003 - $4,005,000].

5. BANK INDEBTEDNESS

An operating facility has been obtained from WFF consisting of a revolving loan and letters of credit, to a maximum of $30,000,000 to be limited by margin calculations on accounts receivable and inventory.

Various interest options are available to the Company for the above credit facilities ranging from U.S. prime plus 1% to U.S. LIBOR plus 9%. Interest is payable on a monthly basis for prime debt with LIBOR contracts payable every 90 days.

The balance consists of the following:

	2004	2003

CAD operating line	$222	$9,506
USD operating line - U.S.$6,418 [2003 - U.S.$4,810]	7,725	6,216
	7,947	15,722
Less amount classified as long-term [note 4[e]]	—	13,000
	7,947	2,722

6. OTHER ASSETS

	2004	2003

Notes receivable from Aluma Participacoes Ltda. (Brazil) - at cost	$36	$305
Mortgage receivable from affiliated company [U.S.$3,168] [note 6[a]]	3,812	4,485
Long-term trade receivables	—	1,119
Deferred financing fees [net of amortization] [note 6[b]]	4,041	—
	7,889	5,909

[a] Mortgage receivable from affiliate

In 2003 the Company initiated a plan to secure four properties to acquire the majority of an obligation in default from an affiliated company. As part of this plan, the Company borrowed U.S.$3,470,000 from a third party [note 4b[i]] and used these funds to purchase certain mortgage receivables and related securities on the properties. The mortgage receivable bears a fixed rate of interest at 7.50% and matures in April 2009.

[b] Deferred financing fees

The Company capitalized costs relating to obtaining bank and other debt financing for $4,668,400 [2003 - nil]. Amortization of deferred financing fees for 2004 amounted to $627,800 [2003 - nil]. Accumulated amortization as at December 31, 2004 amounted to $627,800 [2003 - nil].

7. BUSINESS RESTRUCTURING AND OTHER EXPENSES AND PROVISIONS

As a result of efforts to improve profitability, the Company initiated business restructurings in the last few years and recorded expenses and provisions as described below:

	2004	2003

Expenses consist of the following:

In 2004 the Company restructured within its corporate department	$415	$—
In 2004 the Company received a distribution from a bankrupt affiliate	(488)	—
Professional fees and other costs relating to various debt restructuring activities	434	1,495
Severance and other costs related to 2003 business restructuring	315	317
Costs relating to the sale of Swingstage and U.S. Commercial Scaffolding business in 2003	—	1,207
Restructuring charge for additional interest and legal fees in connection with the outstanding obligation as part of a plan to acquire four properties from an affiliate	143	619
Business restructuring programs prior to 2003	(108)	389
	711	4,027

Provisions consist of the following:

In 2004 the Company restructured within its corporate department	210	—
Professional fees and other costs relating to various debt restructuring activities	109	—
Business restructuring programs prior to 2003	206	629
	525	629

8. LONG TERM INCENTIVE PLAN

The Company grants phantom share units to certain directors, executive officers and employees on a discretionary basis under a long term incentive plan. The phantom units generally vest 25% a year over a four-year period after the date of the award. Cash payouts, which are made only on retirement, employee termination, death of the participant, or full vesting of the phantom award amount, are based on the number of vested phantom units held by the participant multiplied by the change in the value of the phantom units from the award date to the payout date. The value of the phantom units is calculated using an internal formula based on a defined income amount and defined long-term debt. In the event of a sale of the Company, all the phantom units become fully vested and the value of such units are determined with reference to the sale transaction price.

As at December 31, 2004, there were 900,000 [2003 - 522,500] phantom units outstanding of which 302,500 [2003 - 159,375] have vested. During 2004 the Company issued 377,500 phantom units [2003 - 375,000]. In 2004 the Company expensed $2,396,000 relating to the above noted plan [2003 - $515,000]. The amount accrued for the long term incentive plan is $2,911,000 [2003 - $515,000], of which $2,122,000 [2003 - nil] is included in trade accounts payable and accrued liabilities and $789,000 [2003 - $515,000] is included in other liabilities.

9. RELATED PARTY TRANSACTIONS

The Company conducts business transactions with related parties. Related parties include Nualt and enterprises controlled by shareholders with significant influence over Nualt [collectively the "Affiliates"]. The amounts due to/from related parties and particulars of the transactions during the year in addition to amounts disclosed in note 4[e] and note 6[a] are as follows:

[a]	Notes payable to parent company

	2004	2003

Notes payable to parent company	$—	$42,200

In 2004 the Company paid off Promissory Notes due to Nualt in the amount of $42,200,000 [note 4[e]].

[b] Amounts due to related parties

	2004	2003

Trade accounts payable to Affiliates	$9	$101
Non-interest bearing payable to Nualt [note 4[e]]	443	3,215
	452	3,316

[c] Transactions during the year

	2004	2003

Rent, management fees and legal fees	$1,462	$1,752

Interest expense [net]	775	4,005

Costs are charged to the Company on the basis of costs incurred by the related parties in respect of such services. Interest of $1,096,000 [2003 - $4,005,000] was charged by Nualt on the Promissory Notes [note 9[a]] issued on November 28, 2001. Interest income of $321,000 [2003 - nil] was recorded on a mortgage receivable [note 6[a]] from an affiliate.

10. INCOME TAXES

[a] The tax effect of significant temporary differences is as follows:

	2004	2003

Unrealized exchange gain	$2,270	$—
Rental equipment and fixed assets	24,095	29,267
Future income tax liabilities	26,365	29,267

Tax loss carryforwards	86,471	93,345
Debt financing fees	123	443
Non-deductible reserves	4,222	4,129
Future income tax assets before valuation allowance	90,816	97,917
Valuation allowance	(64,698)	(69,150)
Future income tax assets	26,118	28,767

Net future income tax liabilities	247	500

[b]
The Company and its subsidiaries have accumulated income tax losses available which can be applied against future taxable income. The losses [in Canadian dollars] due to expire over the next five years and thereafter are as follows:

	[U.S.A.]	[Canada]

2005	$27,211	$4,053
2006	21,026	3,418
2007	32,118	896
2008	15,748	4,662
2009	67,078	11,735
Thereafter	24,858	13,361
	188,039	38,125

11. SHAREHOLDER'S EQUITY

	2004	2003

Share capital
Authorized - unlimited common shares with no par value

Issued - 10,000 common shares	86,124	86,124
Deficit	(17,652)	(23,450)
	68,472	62,674

12. SUPPLEMENTARY CASH FLOW INFORMATION

[a] Adjustments for non-cash items:

	2004	2003

Depreciation and amortization	$18,280	$17,273
Amortization of capital lease	161	11
Gain on sale of rental equipment	(8,864)	(7,887)
Loss on disposal of fixed assets	152	—
Writedown of other assets	—	1,663
Increase (decrease) in business restructuring provisions	(91)	(836)
Foreign exchange gain on restructuring provisions	(13)	(1,018)
Foreign exchange gain on debt	(3,876)	(1,762)
Foreign exchange loss on assets held for sale	308	347
Interest accrued in notes payable to parent company	1,096	4,005
Charges accrued in term and restructured debt	5,605	1,490
Decrease in future income tax liabilities	(253)	—
Deferred gain on sale leaseback	(769)	—
Loss on parent debt obligation	6,131	—
	17,867	13,286

[b] Net change in non-cash working capital balances:

	2004	2003

Trade and other accounts receivable	$(3,909)	$(3,343)
Inventory	(513)	1,053
Prepaid expenses and deposits	(2,097)	650
Due to related parties	(2,864)	(273)
Trade accounts payable and accrued liabilities	12,538	4,831
	3,155	2,918

[c]	Cash income taxes paid net of cash income taxes refunded during the year amounted to $457,000 [2003 - $126,000 cash income taxes refunded net of cash income taxes paid].

[d]	Cash interest paid during the year amounted to $8,146,000 [2003 - $4,686,000].

[e]	In 2003, the Company entered into a transaction resulting in a transfer of $7,004,000 [U.S.$5,419,000] from the business restructuring provision to long-term debt [note 4[b][ii]].

13. FINANCIAL INSTRUMENTS

[a] Fair value

Financial instruments are contracts that may give rise to both financial assets and financial liabilities. In these consolidated financial statements, these include cash, trade and other accounts receivable, bank indebtedness, trade accounts payable and accrued liabilities, amounts due to and from related parties, current and long-term debt, and guarantees. The carrying value of these items approximates fair value unless otherwise indicated.

[b] Credit risk

The Company is subject to risk of non-payment of accounts receivable. The Company, in the normal course of business, continuously monitors the financial condition of its customers and reviews the credit history of each new customer. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

In addition, the Company believes that the geographic diversity of its customer base is instrumental in reducing its credit risk, as well as the impact on the Company of fluctuations in local market demand. The Company does not believe that it is exposed to an unusual level of customer credit risk.

[c] Foreign exchange risk

Through its operating subsidiaries, the Company undertakes sales and purchase transactions in foreign currencies, and therefore is subject to gains and losses due to fluctuations in foreign currencies.

14. SIGNIFICANT CUSTOMERS

In 2004, sales to the Company's largest customer amounted to 23% of overall revenues [2003 - 18%]. There are no other customers with revenues greater than 10% of overall revenues. The above customer at December 31, 2004 accounted for 16% of the total accounts receivable balance [2003 - 8%].

15. COMMITMENTS AND CONTINGENCIES

[a]
The Company is committed under operating lease agreements to future annual rental payments. The minimum annual amounts in Canadian dollars, with U.S. dollar leases translated at current rates of exchange, are as follows:

	Due to	Due to
	Affiliates	others	Total

2005	$1,210	$4,191	$5,401
2006	1,210	2,600	3,810
2007	1,210	1,456	2,666
2008	1,210	607	1,817
2009	1,105	410	1,515
Thereafter	5,002	890	5,892
	10,947	10,154	21,101

[b]
The Company has guaranteed Nualt debt obligations of $155,558,000 inclusive of applicable interest [2003 - $196,833,000]. During 2004, a total of $46,173,000 [2003 - $4,073,000] in debt payments was made on behalf of Nualt [note 9[a] and 9[b]]. Under an amendment to the 2001 DRA [note 4[e]] made upon the signing of the agreement with WFF in 2004 [note 4[a]] the Company has also agreed to pay $150,000 monthly on behalf of Nualt's debt obligations to April 9, 2009. The Company accrued the net present value of these payments which amounted to $6,574,000 [2003 - nil]. Payments are first applied to its non-interest bearing note with Nualt of $443,000 [note 9[b]]. In addition, the Company has accrued in current liabilities $1,282,000 [2003 - nil] and in non-current liabilities $4,849,000 [2003 - nil]. After April 9, 2009 or on sale of the Company or its assets, the Company could be required to perform under the guarantee and Nualt's lenders would have security on the assets of the Company. Whether the Company would be required to perform under the guarantee or an estimate of the amount that would be paid as a result of this contingent liability is not determinable.

[c]
The Company is contingently liable for $3,164,000 [2003 - $7,012,000] of which $2,264,000 [U.S.$1,881,000] is denominated in $U.S. in letters of credit and for $493,000 [U.S.$410,000] [2003 - $399,000] in document collection orders issued in the normal course of business [note 5].

[d]
The Company is contingently liable with respect to litigation and claims, which arise from time to time in the normal course of business. In the opinion of management, any liabilities that may arise from such contingencies are being adequately reserved and would not have a significant adverse effect on the consolidated financial statements of the Company. The amount of the final settlement of these claims is subject to future events including negotiations with the claimants and decisions arising out of court proceedings, and could be materially different from the estimate provided in these consolidated financial statements.

[e]
From time to time, the Company enters into buy-back agreements with customers. Should the customers exercise their options, the Company would be committed to spend a maximum of $1,035,000 in 2005 to buy back rental equipment [2003 - $2,724,000].

16. SEGMENTED INFORMATION

The Company's operations are composed of the following segments:

The Concrete Construction segment includes the activities of forming, shoring, engineering and pre-assembly services.

The Industrial Services segment provides access technologies, labour services and project management to customers involved in large capital projects, turnarounds and maintenance programs.

The Corporate segment is responsible for the management of the Company's cash and investment portfolio, long-term debt, certain other non-producing assets, and provides management, administrative and support services to the Company's other two segments.

The reportable segments determined by management are strategic operating units that are organized to match the requirements of the Company's customers in each market. They are managed separately, because, among other reasons, the equipment utilized by each segment and the competencies associated with providing their respective customer solutions are both different.

Management assesses the performance of each segment based on its operating earnings before depreciation, amortization, interest, foreign exchange and restructuring costs.

The accounting policies of the segments are the same as described in the significant accounting policies in note 1.

The following tables include information on the consolidated statement of income, the consolidated balance sheet and related geographical information.

BALANCE SHEET

	As at December 31, 2004
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

ASSETS
Current
Cash	$—	$—	$4,696	$4,696
Trade and other accounts receivable	13,985	25,321	529	39,835
Inventory	1,494	1,002	—	2,496
Prepaid expenses and deposits	408	354	2,334	3,096
Total current assets	15,887	26,677	7,559	50,123

Rental equipment, net	87,991	52,010	—	140,001
Property and equipment, net	729	793	4,443	5,965
Other assets	—	—	7,889	7,889
	104,607	79,480	19,891	203,978

LIABILITIES AND SHAREHOLDER'S EQUITY
Current
Bank indebtedness	—	—	7,947	7,947
Trade accounts payable and accrued liabilities	11,083	9,607	15,215	35,905
Business restructuring provisions	—	—	525	525
Due to related parties	—	—	452	452
Current portion of long-term debt	—	—	13,613	13,613
Total current liabilities	11,083	9,607	37,752	58,442

Long-term debt	—	—	68,104	68,104
Notes payable to parent company	—	—	—	—
Other liabilities	1,038	—	7,675	8,713
Future income tax liabilities	—	—	247	247
Total liabilities	12,121	9,607	113,778	135,506
Shareholder's equity			68,472	68,472
	12,121	9,607	182,250	203,978

BALANCE SHEET

	As at December 31, 2003
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

ASSETS
Current
Cash	$—	$—	$2,920	$2,920
Trade and other accounts receivable	14,284	21,312	330	35,926
Inventory	1,401	546	36	1,983
Prepaid expenses and deposits	231	329	439	999
Total current assets	15,916	22,187	3,725	41,828

Rental equipment, net	77,588	45,421	—	123,009
Property and equipment, net	616	962	4,369	5,947
Other assets	—	—	5,909	5,909
	94,120	68,570	14,003	176,693

LIABILITIES AND SHAREHOLDER'S EQUITY
Current
Bank indebtedness	—	—	2,722	2,722
Trade accounts payable and accrued liabilities
	7,214	7,313	7,558	22,085
Business restructuring provisions	—	—	629	629
Due to related parties	—	—	3,316	3,316
Current portion of long-term debt	—	—	11,285	11,285
Total current liabilities	7,214	7,313	25,510	40,037

Long-term debt	—	—	27,852	27,852
Notes payable to parent company	—	—	42,200	42,200
Other liabilities	—	—	3,430	3,430
Future income tax liabilities	—	—	500	500
Total liabilities	7,214	7,313	99,492	114,019
Shareholder's equity	—	—	62,674	62,674
	7,214	7,313	162,166	176,693

OPERATING RESULTS

	Year ended December 31, 2004
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

Revenue	$95,209	$180,741	$—	$275,950
Cost of sales	30,633	111,768	—	142,401
Gross profit	64,576	68,973	—	133,549
Yard, selling and administrative expenses	43,600	32,213	21,951	97,764
Income before undernoted items	20,976	36,760	(21,951)	35,785
Depreciation and amortization	8,057	9,018	1,366	18,441
Interest expense, net	—	—	8,688	8,688
Business restructuring and other expenses	—	—	711	711
Loss on parent debt obligation	—	—	6,131	6,131
Foreign currency translation gain	—	—	(4,071)	(4,071)
Income before income taxes	12,919	27,742	(34,776)	5,885
Provision for current income taxes	—	—	87	87
Net income (loss) for the period	12,919	27,742	(34,863)	5,798

	Year ended December 31, 2003
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

Revenue	$74,148	$165,288	$—	$239,436
Cost of sales	18,259	109,706	—	127,965
Gross profit	55,889	55,582	—	111,471
Yard, selling and administrative expense	37,838	28,956	17,269	84,063
Income before undernoted items	18,051	26,626	(17,269)	27,408
Depreciation and amortization	7,702	8,621	961	17,284
Interest expense, net	—	—	8,065	8,065
Business restructuring and other expenses	—	—	4,027	4,027
Loss on parent debt obligation	—	—	—	—
Foreign currency translation gain	—	—	(3,036)	(3,036)
Income before income taxes	10,349	18,005	(27,286)	1,068
Provision for current income taxes	—	—	284	284
Net income (loss) for the period	10,349	18,005	(27,570)	784

OTHER INFORMATION

Rental revenue

Revenues include rental revenue of $58,779,000 in the Concrete Construction division [2003 - $51,280,000] and $53,134,000 in the Industrial Services division [2003 - $38,087,000].

Significant customer

In 2004, sales to the Company's largest customer [Industrial Services] amounted to 23% of overall revenues [2003 - 18%]. There are no other customers with revenues greater than 10% of overall revenues.

The breakdown of the Company's additions to property and equipment is as follows:

	Year ended December 31, 2004
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

Rental fleet additions	$22,274	$18,856	$—	$41,130
Property and equipment additions	228	175	505	908
	22,502	19,031	505	42,038

	Year ended December 31, 2003
	Concrete	Industrial
	Construction	Services	Corporate	Consolidated

Rental fleet additions	$6,964	$7,050	$—	$14,014
Property and equipment additions	126	295	65	486
	7,090	7,345	65	14,500

Geographic information

Sales:

	2004	2003

Canada	$174,290	$155,388
United States	82,845	75,874
International	18,815	8,174
	275,950	239,436

Net capital equipment:

Canada	70,288	62,040
United States	69,133	64,460
International	6,545	2,456
	145,966	128,956